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                                  FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


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              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


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                                NVP CAPITAL I
       (Exact name of registrant as specified in its Trust Agreement)

              Delaware                         To Be Applied For
    (State of incorporation or                 (I.R.S. Employer
           organization)                       Identification No.)

                          c/o Nevada Power Company
                          6226 West Sahara Avenue
                          Las Vegas, Nevada 89102

        (Address of principal executive offices, including zip code)


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      Securities to be registered pursuant to Section 12(b) of the Act:

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    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be so registered
===============================================================================
 8.20% Cumulative Quarterly                        New York Stock Exchange
 Income Preferred Securities
 (and the Guarantee with respect thereto)
===============================================================================

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

     Securities to be registered pursuant to Section 12(g) of the Act: None


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     The Commission respectfully is requested to send copies of all notices, orders and communications to:

                           Glen E. Stephens, Esq.
                           Best Best & Krieger LLP
                               P.O. Box 1028
                             Riverside, CA 92502


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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.  Description of Registrant's Securities to be Registered.
              --------------------------------------------------------

     The securities to be registered hereby are 8.20% Cumulative Quarterly Income Preferred Securities ("Preferred Securities"), of NVP Capital I, a Delaware business trust, which are guaranteed by Nevada Power Company (the "Company"), a Nevada corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to IBJ Schroder Bank & Trust Company, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3 of the Company, NVP Capital I and NVP Capital II (Registration Nos: 333-21091, 333-21091-01, 333-21091-02) filed with the Securities and Exchange Commission (the "Commission") on February 4, 1997 as amended by Amendment No. 1 thereto filed with the Commission on March 13, 1997, Amendment No. 2 thereto filed with the Commission on March 19, 1997, Amendment No. 3 thereto filed with the Commission on March 26, 1997, and Amendment No. 4 thereto filed with the Commission on March 26, 1997 and as may be further amended (the "Registration Statement"). The Registration Statement became effective on March 26, 1997. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated March 26, 1997, filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

     Item 2.  Exhibits.
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     The Preferred Securities described herein are to be registered on the
New York Stock Exchange, on which no other securities of NVP Capital I are registered. Accordingly, the following Exhibits which are required in connection with Part II to the instructions as exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.

  Exhibit                                      Description and
  Number                                       Method of Filing
  -------                                      ----------------

   1(a)      The Prospectus                Filed pursuant to Rule 424 in
                                           connection with the Registration
                                           Statement of the Company, NVP
                                           Capital I and NVP Capital II (Reg.
                                           Nos. 333-21091, 333-21091-01 and
                                           333-21091-02).

   4(a)      Certificate of Trust of       Filed as Exhibit 4.02 to the
             NVP Capital I (contained      Registration Statement (Reg. Nos.
             in Form of Amended and        333-21091, 333-21091-01 and
             Restated Trust Agreement)     333-21091-02).

   4(b)      Trust Agreement of NVP        Filed as Exhibit 4.03 to the
             Capital I                     Registration Statement (Reg. Nos.
                                           333-21091, 333-21091-01 and
                                           333-21091-02).

   4(c)      Form of Amended and           Filed as Exhibit 4.10 to the
                                           Registration


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             Restated Trust Agreement      Statement (Reg. Nos. 333-21091,
             of NVP Capital I              333-21091-01 and 333-21091-02).

   4(d)      Form of Indenture between     Filed as Exhibit 4.01 to the
             of the Company and IBJ        Registration Statement (Reg. Nos.
             Schroder Bank & Trust         333-21091, 333-21091-01 and
             Company, as Trustee           333-21091-02).

   4(e)      Form of Supplemental          Filed as Exhibit 4.13 to the
             Indenture between the         Registration Statement (Reg. Nos.
             Company and IBJ Schroder      333-21091, 333-21091-01 and
             Bank & Trust Company, as      333-21091-02).
             Trustee

   4(f)      Form of Subordinated Debt     Filed as Exhibit 4.01 to the
             Security                      Registration Statement (Reg. Nos.
                                           333-21091, 333-21091-01 and
                                           333-21091-02).

   4(g)      Form of Guarantee Agreement   Filed as Exhibit 4.12 to the
                                           Registration Statement (Reg. Nos.
                                           333-21091, 333-21091-01 and
                                           333-21091-02).

   5(a)      Form of Preferred Security    Filed as Exhibit 4.11 to the
                                           Registration Statement (Reg. Nos.
                                           333-21091, 333-21091-01 and
                                           333-21091-02).


                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 26, 1997                NVP CAPITAL I

                                         By: Nevada Power Company

                                         By: /s/ RICHARD C. SCHMALZ
                                             ----------------------
                                             Richard C. Schmalz,
                                             Director, Treasury


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